Exhibit 10.2

AMENDMENT NO. 2 TO

EMPLOYMENT AGREEMENT

This Amendment No. 2 to Employment Agreement (this “Second Amendment”), is executed as of November 7, 2011, and made effective as of January 1, 2012, by and among Sunstone Hotel Investors, Inc., a Maryland corporation (“Sunstone”), Sunstone Hotel Partnership, LLC, a Delaware limited liability company (the “Operating Partnership”), and Kenneth E. Cruse (the “Executive”).

WHEREAS, Sunstone, the Operating Partnership and the Executive are parties to an Employment Agreement, effective as of August 4, 2010 (the “Original Agreement”), as amended by that Amendment No. 1 to Employment Agreement, effective as of March 22, 2011 (the “First Amendment”; together with the Original Agreement, the “Employment Agreement”); and

WHEREAS, in connection with the Executive being appointed as President and Chief Executive Officer on August 5, 2011, Sunstone, the Operating Partnership and the Executive desire to amend the Employment Agreement for the Executive’s continued service as President and Chief Executive Officer of Sunstone and the Operating Partnership.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Position and Duties.

(a) Section 2(a)(i) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“During the Employment Period, the Executive shall serve as President and Chief Executive Officer of Sunstone and the Operating Partnership and shall perform such employment duties as are usual and customary for such position and such other duties as the Company shall from time to time reasonably assign to the Executive. The Executive shall report directly to the Board (as defined below).”

2. Compensation

(a) The first sentence of Section 2(b)(i) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“During the Employment Period, the Executive shall receive a base salary (the “Base Salary”) of Five Hundred and Fifty Thousand Dollars ($550,000) per annum.”

(b) The second sentence of Section 2(b)(ii) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“The amount of any Annual Bonus and the performance goals applicable to such Annual Bonus for the relevant year shall be determined in accordance with the terms and conditions of said bonus plan as in effect from time to time with the following award levels: (1) threshold equal to

75% of Base Salary; (2) target equal to 150% of Base Salary (“Target Annual Bonus”); (3) high equal to 200% of Base Salary; and (4) superior (maximum) equal to 250% of Base Salary; provided, however, that no minimum bonus is guaranteed and any bonus may equal zero in any given year.”

(c) The second sentence of Section 2(b)(iii) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“The form, amount and terms of equity awards, if any, shall be determined by the Compensation Committee in accordance with the terms and conditions of plans as in effect from time to time with the following award levels: (1) threshold equal to 150% of Base Salary; (2) target equal to 250% of Base Salary; (3) high equal to 300% of Base Salary; and (4) superior (maximum) equal to 400% of Base Salary; provided, however, that no minimum equity award is guaranteed and any award may equal zero in any given year. Any such grants shall be evidenced in the form equity award agreements customarily utilized by the Company for its senior executives.”

3. Effect on Employment Agreement. The terms of the Employment Agreement not modified by this Second Amendment will remain in force and are not affected by this Second Amendment.

4. Miscellaneous. This Second Amendment will be governed and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. Capitalized terms used but not defined in this Second Amendment shall have the meanings ascribed to them in the Employment Agreement.

[Signatures appear on next page.]

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first written above.

EXECUTIVE:	SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation

/s/ Kenneth E. Cruse	By:	/s/ John V. Arabia
Kenneth E. Cruse		Name: John V. Arabia Its: Chief Financial Officer

SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company

	By:	Sunstone Hotel Investors, Inc. Its: Managing Member

		By:	/s/ John V. Arabia
Name: John V. Arabia Its: Chief Financial Officer

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